Exhibit 31.3

Certification of Principal Financial Officer pursuant to
Rules 13a-14(a) and 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Bernardo Fiaux, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A for the period ended December 31, 2023 of Whole Earth Brands, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 26, 2024

/s/ Bernardo Fiaux
Bernardo Fiaux
Chief Financial Officer